Registration No. ____________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SUREWEST COMMUNICATIONS
               (Exact name of issuer as specified in its charter)

                      California                               68-0365195
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                   Identification No.)


                  200 Vernon Street, Roseville California 95678
               (Address of principal executive offices) (Zip Code)

                                  SUREWEST KSOP
                            (Full title of the plan)

                              Jed E. Solomon, Esq.
                           Cooper, White & Cooper LLP
                        201 California Street, 17th Floor
                         San Francisco, California 94111
                     (Name and address of agent for service)

          Telephone Number, including area code, of agent for service:
                                 (415) 433-1900


                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum     Proposed Maximum
Title of Securities to be                         Offering Price Per   Aggregate Offering     Amount of
Registered                   Amount to be         Share                Price                  Registration Fee (1)
                             Registered
---------------------------- -------------------- -------------------- ---------------------- ----------------------
Common Stock (2)             1,000,000 shares     52.26                52,260,000             $18,021

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, on the basis of $52.26 per share, the average of the high and low prices of the Common Stock on the NASDAQ on April 26, 2002.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the SureWest KSOP described herein.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         SureWest Communications (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission ("SEC") on March 22, 2002;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company document referred to in (a) above;

     (c) The description of the Company's capital stock filed with the SEC on or about May 4, 1995 in Registration Statement No. 33-58271, and the Articles of Incorporation and Amendment thereto which appeared as Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

         Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The indemnification provided by Section 317 is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

         The Company has adopted provisions in its Articles of Incorporation, as amended, which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

4.1 SureWest KSOP (the "Plan") in substantially the form in which it will be adopted by the Registrant.

4.2 Articles of Incorporation of Registrant, together with Certificate of Amendment of Articles of Incorporation dated January 25, 1996 and Certificate of Amendment of Articles of Incorporation dated June 21, 1996 (incorporated by reference to Exhibit 3(a) to Form 10-Q Quarterly Report for the quarter ended September 30, 1996).

4.3 Certificate of Amendment of Articles of Incorporation dated May 18, 2001 (incorporated by reference to Exhibit 3(b) to Form 10-Q Quarterly Report for the quarter ended June 30, 2001).

4.4 Bylaws of Registrant (incorporated by reference to Exhibit 3(b) to Form 10-K Annual Report of the Registrant for the year ended December 31,
         2000).

4.5 Shareholder Rights Plan (incorporated by reference to Exhibit 2.1 to Form 8-A Registration Statement under the Securities Act of 1934).

5.1      Undertaking re Status of Favorable Determination Letter Covering the
         Plan:

         The Registrant will submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner with a request for a favorable determination that the Plan qualifies under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended, and will make such changes to the Plan required by the IRS in order to receive such favorable determination.

5.2      Opinion of Cooper, White & Cooper LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Deloitte & Touche LLP.

23.3 Consent of Cooper, White & Cooper LLP is included in Exhibit 5.2 to this Registration Statement with the opinion filed as Exhibit 5.2 hereto.

24.1     Powers of Attorney of Directors.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on this 29th day of April, 2002.

                                    SUREWEST COMMUNICATIONS



                                    By:/s/ Brian H. Strom
                                       -----------------------------------------
                                           Brian H. Strom
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

                        Signature                          Title
Date
                                           President and Chief Executive Officer

April 29, 2002   /s/ Brian H. Strom
                 ------------------
                 Brian H. Strom


                                           Executive Vice President and Chief
                                           Financial Officer (Principal
April 29, 2002   /s/ Michael D. Campbell   Financial and Accounting Officer)
                 -----------------------
                 Michael D. Campbell

Directors:


April 29, 2002                         *                                Director
                      --------------------------------------------
                      Thomas E. Doyle


April 29, 2002        /s/ Brian H. Strom                                Director
                      --------------------------------------------
                      Brian H. Strom


April 29, 2002                         *                                Director
                      --------------------------------------------
                      John A. Roberts III


April 29, 2002                         *                                Director
                      --------------------------------------------
                      Chris L. Branscum


April 29, 2002                         *                                Director
                      --------------------------------------------
                      Neil J. Doerhoff


April 29, 2002                         *                                Director
                      --------------------------------------------
                      Kirk C. Doyle


April 29, 2002                         *                                Director
                      --------------------------------------------
                      Timothy D. Taron



*By /s/Brian H. Strom
    --------------------------------
       Brian H. Strom
       Attorney-in-Fact

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, as the sponsor of the SureWest KSOP, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on this 29th day of April, 2002.


                                       SUREWEST KSOP


                                       By /s/ Brian H. Strom
                                          --------------------------------------
                                          Brian H. Strom
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX

4.1 SureWest KSOP (the "Plan") in substantially the form in which it will be adopted by the Registrant.

4.2 Articles of Incorporation of Registrant, together with Certificate of Amendment of Articles of Incorporation dated January 25, 1996 and Certificate of Amendment of Articles of Incorporation dated June 21, 1996 (incorporated by reference to Exhibit 3(a) to Form 10-Q Quarterly Report for the quarter ended September 30, 1996).

4.3 Certificate of Amendment of Articles of Incorporation dated May 18, 2001 (incorporated by reference to Exhibit 3(b) to Form 10-Q Quarterly Report for the quarter ended June 30, 2001).

4.4 Bylaws of Registrant (incorporated by reference to Exhibit 3(b) to Form 10-K Annual Report of the Registrant for the year ended December 31,
         2000).

4.5 Shareholder Rights Plan (incorporated by reference to Exhibit 2.1 to Form 8-A Registration Statement under the Securities Act of 1934).

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (see Item 8 of this Registration Statement).

5.2      Opinion of Cooper, White & Cooper LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Deloitte & Touche LLP.

23.3 Consent of Cooper, White & Cooper LLP is included in Exhibit 5.2 to this Registration Statement with the opinion filed as Exhibit 5.2 hereto.

24.1     Powers of Attorney of Directors.

                                                                     EXHIBIT 4.1

                                  SUREWEST KSOP

                    (Amended and Restated as of May 1, 2002)

                                  SUREWEST KSOP
                      AMENDED AND RESTATED AS OF MAY 1,2002

     SureWest Communications hereby establishes a plan for the benefit of its employees and the employees of certain of its affiliated companies. The plan consists of a stock bonus plan, which incorporates the provisions of an employee stock ownership plan ("ESOP") that meets the requirements of section 4975 of the Code; and a profit sharing plan with a cash or deferred feature, pursuant to Code section 401(k). This Plan is an amendment and restatement of the SureWest Communications Employee Stock Ownership Plan and is a successor to that Plan.

                                   ARTICLE 1.
                        Name, Purpose and Effective Date

     1.1 Name. The Plan and Trust created hereby shall be called the SureWest KSOP.

     1.2 Purpose. The purpose of the Plan and Trust is to encourage employees of SureWest Communications and its affiliated companies ("Company") to systematically save or defer a portion of their current compensation, to accumulate capital ownership in the Company, and through that ownership to share in the future of the Company, and to provide employees with the opportunity to obtain a higher degree of economic security. An additional purpose of the Plan is to enable employees to acquire a stock ownership interest in the Company. Hereafter, the Plan will consist of two distinct components. The first component is the profit sharing portion, including a cash or deferred arrangement ("CODA"), intended to be qualified under section 401(k) of the Code, which shall consist of all plan assets and funds, except for plan assets and funds invested in SureWest Communications Company Stock Fund. The second component of the Plan is the ESOP, which also includes a CODA and which consists solely of all plan assets and funds invested in the SureWest Communications Company Stock Fund. The Plan and Trust are intended for the exclusive benefit of such individuals as a plan and trust which qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986. The contribution features set forth in Article 5 of the Plan are intended to qualify as cash or deferred arrangements under Section 401(k) of the Internal Revenue Code of 1986.


                                   ARTICLE 2.

                          Definitions and Construction

     2.1 Definitions. For purposes of this Plan, the terms set forth below shall have the following meanings, unless a different meaning is specifically provided or is clearly required by the context in which the term is used:

     (a) For purposes of Plan Years prior to 1992, "Break in Service" shall mean a Plan Year (or such other 12-month period by reference to which an Employee's Years of Service are computed) during which an Employee does not complete more than five hundred (500) Hours of Service. For purposes of Plan Years after 1991, "Break in Service" shall mean a 12 consecutive month period of time commencing on the Participant's Severance from Service Date, as defined in Section 2.1(cc), and anniversaries thereof and ending on the date on which the Employee again performs an Hour of Service. Solely for purposes of determining whether a Break in Service has occurred under the provisions of this Section 2.1(a), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence. For purposes of this paragraph, absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if a crediting is necessary to prevent a Break in Service in that Plan Year, or, in all other cases, in the following Plan Year.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Administrative Committee appointed pursuant to Article 3 of the Plan to administer the Plan.

          (d) Prior to June 1, 2001 "Company" shall mean Roseville Communications Company, and any other corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes Roseville Communications Company, that has adopted the Plan with the consent of the Board of Directors of Roseville Communications Company, and that has agreed to be bound by the terms and conditions of the Plan. Effective as of June 1, 2001, "Company" shall mean SureWest Communications and any other corporation that is a member of the controlled group of corporations (as defined in Section 414(b) of the Code) which includes SureWest Communications, that has adopted the Plan with the consent of the Board of Directors of Roseville Communications Company or SureWest Communications, and that has agreed to be bound by the terms and conditions of the Plan.

          (e) "Company ESOP Contributions" shall mean those contributions that the Company made to the Trust Fund pursuant to Section 12.1 of the Prior Plan.

          (f) "Company Matching Account" shall mean the separate account established under the Plan to which Company Matching Contributions are allocated. The Company Matching Account shall include Company Retirement Contributions and Company ESOP Contributions.

          (g) "Company Matching Contributions" shall mean those contributions which the Company makes pursuant to Section 5.3 of the Plan.

          (h) "Company Retirement Contributions" shall mean those contributions which the Company made to the Trust Fund pursuant to Section 9.1 of the Prior Plan.

          (i)  "Company   Savings  Account"  shall  mean  the  separate  account
     maintained by the Committee for each Participant pursuant to Section 7.2 of the Prior Plan.

          (j) "Company Savings Contributions" shall mean those contributions which the Company made to the Trust Fund pursuant to Section 6.1 of the Prior Plan.

          (k) "Disability" and/or "Disabled" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, including a report of such physician or physicians as it may designate.

          (l) "Early Retirement Date" shall mean the day on which an Employee (or former Employee), who has attained the age of fifty-five (55) years (whether then employed by the Company or not) and who has at least five (5) Years of Service, commences to receive early retirement benefits prior to his Normal Retirement Date under the Company's Pension Plan.

          (m) "Earnings" shall mean a Participant's basic rate of compensation for a particular pay period, including overtime pay, shift differentials, commissions, amounts withheld from a Participant's compensation under a "cafeteria plan" described in Section 125 of the Code, and amounts contributed in the form of salary deferrals to a plan described in Section 401(k) of the Code, but not including bonuses, awards, or other extra remuneration. "Earnings" shall not exceed $170,000 per year, or such other amount as is allowed by the Secretary of the Treasury or his delegate. "Earnings" shall not include extra remuneration in the form of income earned or recognized by an Employee from the grant or exercise of a stock option or other stock right involving Company stock.

          (n) "Employee" shall mean any person employed by the Company. Individuals defined as "leased employees" within the meaning of Section 414(n)(2) of the Code and individuals who provide services to the Company pursuant to an agreement with a leasing organization shall not be Employees of the Company for purposes of participation in the Plan.

          (o) "Employee ESOP Contributions" shall mean that portion of an Employee's Earnings, if any, which a Participant elected to defer under
     Section 11.1 of the Prior Plan and upon which the allocation of Company Contributions was based.

          (p) "Employee After-tax Account" shall mean the separate account established under the Plan to which Employee After-tax Contributions are allocated. The Employee After-tax Account shall include Employee Savings Contributions made pursuant to Section 5.1 of the Prior Plan.

          (q) "Employee After-tax Contributions" shall mean those contributions which the Participant makes pursuant to Section 5.2 of the Plan.

          (r) "Employee Pre-tax Account" shall mean the separate account established under the Plan to which Employee Pre-tax Contributions are allocated. The Employee Pre-tax Account shall include Employee Retirement Contributions and Employee ESOP Contributions made pursuant to Sections 8.1 and 11.1 of the Prior Plan.

          (s) "Employee Pre-tax Contributions" shall mean those contributions which the Participant makes pursuant to Section 5.1 of the Plan.

          (t) "Employee Retirement Contributions" shall mean that portion of an Employee's Earnings, if any, which a Participant elected to defer under
     Section 8.1 of the Prior Plan and upon which the allocation of Company Retirement Contributions was based.

          (u) "Employee Savings Contributions" shall mean those contributions which a Participant elected to make under Section 5.1 of the Prior Plan and upon which the allocation of Company Savings Contributions was based.

          (v) "Hour of Service" shall mean:

               (i) each hour for which an Employee is directly or indirectly paid by, or entitled to payment from, the Company in respect of his performance of duties for the Company, such hours to be credited to the Plan Year(s) in which the Employee performs the duties for which he is paid;

               (ii) each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company, such hours to be credited to the Plan Year(s) to which the back pay award or agreement pertains; and

               (iii) each hour for which an Employee is directly or indirectly paid by, or entitled to payment from, the Company for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, such hours to be credited to the Plan Year(s) during which occurs the Employee's absence or other condition in respect of which the Employer's liability for payment arises; provided, however, that no more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties. In the case of a payment made or due which is calculated on the basis of units of time, the number of hours to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. In the case of a payment made or due which is not calculated on the basis of units of time, the number of hours to be credited shall be determined by dividing the payments received or due by the lesser of (a) the Employee's most recent hourly rate of Compensation for the performance of duties or
          (b) the Employee's average hourly rate of Compensation for the performance of duties (excluding overtime rates) for the most recent Plan Year prior thereto in which the Employee completed more than five hundred (500) Hours of Service.

               The hours includable under any one of clauses (i), (ii), or (iii) above shall not be includable under any other of such clauses. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Company is a member. Hours of Service will also be credited to any individual considered an employee under
          Section 414(n) of the Code.

          (w) "Normal Retirement Date" shall mean the day on which an Employee attains the age of sixty-five (65) years.

          (x) "Participant" shall mean an Employee


               (i) who is eligible for participation in the Plan in accordance with Section 4.1;

               (ii) who has commenced to participate in the Plan after filing with the Committee an application to participate; and

               (iii) whose participation in the Plan has not terminated by reason of death, Disability, retirement, Severance from Service, or the occurrence of a Break in Service.

          (y) "Plan" shall mean the SureWest KSOP as herein set forth, as it may be amended from time to time.

          (z) "Plan Year" shall mean the calendar year, which shall be the accounting period of the Plan and Trust.

          (aa) "Prior Plan" shall mean the SureWest Communications Employee Stock Ownership Plan in effect prior to May 1, 2002.

          (bb) "Rollover Account" shall mean an account established to maintain amounts contributed pursuant to section 13.8 of the Plan.

          (cc)  "Service"  shall  mean  an  Employee's   period  or  periods  of
     employment with the Company that are counted as "Service" in accordance with the following rules:

               (1) Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with the Company. An Employee's employment relationship commences on the date the Employee first renders an Hour of Service and ends on his Severance from Service Date. An Employee's Severance from Service Date shall mean the earlier of:

                    (i) the  date on  which  the  Employee  quits,  retires,  is discharged, or dies; or

                    (ii) the first  anniversary of the first date of a period in which an Employee  remains  absent from Service  (with or without pay) with the Company for any reason other than quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence or layoff; provided, however, that the Severance from Service Date for an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of maternity or paternity leave is the second anniversary of the first day of such absence, with the period between the first and second anniversaries of the first day of absence being neither a period of Service nor a period of severance.

               (2) Service will also include the following periods:

                    (i) Periods of leave of absence  with or without pay granted to the Employee by the Company in a like and nondiscriminatory manner for any purpose including, but not limited to, sickness, accident, or military leave. Such Employee shall not be considered to have terminated employment during such leave of absence unless he fails to return to the employ of the Company at or prior to the expiration date of such leave, in which case he shall be deemed to have terminated Service as of the Severance from Service Date.

                    (ii) The period of time between an Employee's Severance from
               Service Date by reason of a resignation, discharge, or retirement and the first anniversary of the date on which the Employee was first absent, if the Employee returns to Service on or before such first anniversary date.

               (3) All periods of an Employee's Service, whether or not consecutive, will be aggregated. Service will be measured in elapsed fractions of years whereby each completed calendar month will constitute one-twelfth of a year, and partial calendar months which when aggregated equal thirty days will constitute one-twelfth of a year.

     (dd) "SureWest Communications Company Stock Fund" shall mean the ESOP component of the Plan which shall be invested primarily in the common stock of SureWest Communications, Inc., together with cash that the Committee deems necessary to meet liquidity needs of the Plan.

     (ee) "Trust" shall mean the trust created pursuant to the Trust Agreement attached as Appendix A hereto.

     (ff) "Trust Fund" shall mean the fund established by the Trustee pursuant to the Trust Agreement attached as Appendix A, to which contributions under the Plan shall be made and from which benefits under the Plan shall be distributed.

     (gg) "Trustee" shall mean the trustee named in the Trust Agreement attached hereto as Appendix A or any successor trustee appointed and acting pursuant to said Trust Agreement.

     (hh) "Valuation Date" shall mean each day as of which the value of the Trust Fund or a participants Accounts has been determined by the Committee in accordance with Section 6.5 of the Plan.

     (ii) For purposes of Plan Years after 1991, "Year of Service" shall mean a 12-month period of Service (as defined in Section 2.1(cc) above). For purposes of Plan Years prior to 1992, "Year of Service" shall mean a 12-month period during which an Employee has one thousand (1,000) or more Hours of Service. The computation of the 12-month period shall be made by reference to the date on which the Employee commenced his employment with the Company; provided, however, if an Employee does not complete one thousand (1,000) Hours of Service during the 12-month period beginning on such date, the 12-month periods shall be computed by reference to the first day of each Plan Year commencing after such date.

     2.2 Construction. Wherever appropriate herein, words used in the singular may include the plural, the plural may include the singular, and the masculine may include the feminine. The titles and headings used herein are for convenience of reference only and shall not be used in the interpretation of the Plan and Trust as herein set forth.

     2.3 Applicable Law. The Plan and Trust shall be interpreted, and the Plan administered, in accordance with the laws of the State of California and in a manner consistent with the requirements of the Code and the Employee Retirement Income Security Act of 1974 ("ERISA"), as the same may be amended from time to time. All references herein to the Code or ERISA or to any section thereof shall be deemed to refer to such law or section thereof as the same may from time to time be modified, amended or replaced by law of similar import and application.

     2.4 Company Common Stock. The term "Company Common Stock" and "common stock
of  the   Company"   shall  mean  and  include  the  common  stock  of  SureWest
Communications.


                                   ARTICLE 3.

                           Administration of the Plan


     3.1 Members. The Plan shall be administered by an Administrative Committee of five (5) persons who shall be appointed by, and who shall serve at the pleasure of, the Company.

     3.2 Responsibilities. The Committee shall be the named fiduciary and the administrator of the Plan required by ERISA. The Committee shall appoint one of its members to be Chairman of the Committee; the person so selected shall be the agent of the Plan for service of legal process. The Committee shall have complete control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. The Committee shall have complete discretionary authority to determine any question arising in connection with the interpretation, operation, and administration of the Plan (including any question relating to age, employment, Earnings, or eligibility for benefits) and its decisions or actions in respect thereof shall be conclusive and binding upon any and all persons and parties. The Committee's interpretations, determinations and actions taken under the Plan shall in all cases result in like treatment for Employees who are similarly situated.

     3.3 Action by the Committee. A majority of the Committee shall constitute a quorum for the transaction of business. All actions of the Committee shall be by an affirmative vote of not less than a majority of the Committee at a duly held meeting or without a meeting by an instrument in writing signed by not less than a majority of the Committee; but no member of the Committee shall vote or act on any matter that relates solely to himself or his interest as a Participant. The Committee may act notwithstanding the existence of a vacancy in the Committee so long as there are at least four (4) members of the Committee.

     3.4 Records. The Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

     3.5 Compensation and Expenses. The members of the Committee shall serve without compensation for their services as such, but shall be reimbursed by the Company for all necessary expenses incurred in the discharge of their duties, including without limitation, the cost of the bond required under Section 412 of ERISA and the fees and expenses of such agents as may be hired or appointed by the Committee pursuant to the provisions of this Article 3.

     3.6 Agents. The Committee may allocate to one or more of its members and may delegate to any other person or persons any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan. Any such allocation or delegation shall be reviewed at least annually by the Committee and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances. Without limiting the scope of the foregoing, the Committee (i) may employ such persons as the Committee, in its sole discretion, determines to be necessary and appropriate to render advice or perform services with respect to the responsibilities of the Committee, including, without limitation, accountants, attorneys, financial consultants and employee benefit consultants, and (ii) may authorize one or more of its members to execute documents on its behalf and to direct the Trustee in the performance of the Trustee's duties, in which case the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that such authorization has been revoked by the Committee.

     3.7 Funding Policy. The Committee shall from time to time establish a funding policy and method for the Plan which is consistent with the objectives of the Plan and the requirements of ERISA. The funding policy and method, as established and amended from time to time, shall be promptly communicated to the Trustee in order that the investment policy of the Trust Fund may be coordinated with such funding policy and method.

     3.8 Reports. The Committee shall cause such reports and other documents and data as are required under ERISA and the Code and any regulations or rules under either of said laws to be timely filed with the proper governmental authority and/or furnished to Participants receiving benefits under the Plan. The Committee shall furnish to each Participant (or, if appropriate, to the beneficiary of a Participant) at least six (6) months prior to the Participant's Normal Requirement Date or within one (1) month before he qualifies for early retirement under Section 7.03 of the Company's Revised Pension Plan or one (1) month after his death or Disability or the occurrence of a Break in Service or at such other time as may be established from time to time by the Committee (consistent with regulations promulgated by the Secretary of the Treasury or his delegate) a written explanation of the claims procedures established under
Section 3.10 of the Plan.

     3.9 Indemnification. The Company shall indemnify and hold harmless the members of the Committee from and against any and all liabilities, costs and expenses incurred by members of the Committee as the result of any act or omission by them or by any person hired or appointed by them in connection with the performance of the duties, responsibilities and obligations of the members of the Committee under the Plan or ERISA, other than such liabilities, costs and expenses as may result from their own willful misconduct.

     I3.10 Claims Procedures.


          (a) Filing of Claim. A Participant or the beneficiary of a Participant (the "Claimant") may file a claim for a Plan benefit. The claim shall be deemed filed when a written communication is delivered by the Claimant or the Claimant's authorized representative to the Administrative Committee. The claim must state the name of the Claimant and the basis on which the claim is made.

          (b) Denial of Claim . If a claim is fully or partially denied by the Committee, written notice of the Committee's decision to deny the claim will be furnished to the Claimant within 60 days of the date on which the Committee receives the claim (if no such notice of denial is received by the Claimant within such 60-day period, the claim shall be deemed approved). The written notice of denial shall set forth, in the manner calculated to be understood by the Claimant, the following matters:

               (i) the specific reason or reasons for the denial;

               (ii) specific reference to pertinent Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) an explanation of the Plan's claim review procedure.

          (c) Claim Review Procedure . If a claim is denied, the Claimant or his authorized representative may file a request for review of the decision of denial within 60 days after receipt by the Claimant of the written notice of denial. The request for review shall be in writing and shall be delivered to the Administrative Committee. The Claimant or his authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Administrative Committee.

          (d) Decision on Review . A decision by the Administrative Committee on the request for review shall be made promptly, but not later than 60 days after the Committee's receipt of the Claimant's request for review (if special circumstances require an extension of time for processing, the Committee's decision on review shall be rendered as soon as possible, but not later than 120 days after receipt of the Claimant's request for review). The Committee's decision on review will be in writing and will include specific reasons for the Committee's decision written in a manner calculated to be understood by the Claimant, and specific reference will be made to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 4.

                          Eligibility and Participation

     4.1 Eligibility. Each Employee who was a Participant in the Prior Plan on April 30, 2002 shall continue to participate in the Plan. Each other Employee shall be eligible to participate in the Plan on the first day of the month coincident with or immediately following his date of employment with the Company. One year of service will be required in order for a participant to be eligible to receive Company Matching Contributions pursuant to Section 5.3 below.

     4.2 Participation. Participation in the Plan is voluntary. Each eligible Employee who elects to participate in the Plan shall file with the Committee an application which shall:

          (a) specify the percentage of his Earnings which he wishes to contribute to his Employee After-tax Account under the Plan and the percentage of his earnings which he wishes to defer by electing to have the Company contribute such amount to his Employee Pre-tax Account;

          (b) designate a beneficiary or beneficiaries to receive any payment or distribution which may be due upon his death; and

          ( c) contain such other or additional information as the Committee determines is necessary for the administration of the Plan. An eligible Employee who files such application with the Committee shall commence to participate in the Plan as of the next regularly scheduled pay period, as soon as is administratively feasible.

     4.3 Reemployment. If the employment of an Employee is terminated for any reason after he has become a Participant in the Plan and he is subsequently reemployed by the Company, he shall be eligible to become a Participant in the Plan immediately upon his reemployment.

     4.4 Termination of Participation. Participation in the Plan shall continue until the employee's Severance from Service date as defined in Section 2.1(cc)(2).

     4.5 Notice to Employees. The Committee shall notify every Employee, in writing, of the existence of the Plan in the form of a Summary Plan Description. The Company shall furnish to the Committee or its delegate the names of all Employees who become eligible to become Participants, and the Committee shall notify each such person of his eligibility.

                                   ARTICLE 5.

                       Employee and Company Contributions

     5.1 Employee Pre-tax Contributions. An Employee who is eligible to participate in the Plan under Section 4.1 may contribute up to 50% of his Earnings on a pre-tax basis to the Plan as an Employee Pre-tax Contribution, in increments of 1%. The combined amount of a Participant's Employee Pre-tax Contributions under this Section 5.1 and such Participant's Employee After-tax Contributions under Section 5.2 shall not exceed in any Plan Year an amount equal to 50% of the Participant's Earnings in such Plan Year.

     Notwithstanding the foregoing, a Participant that is a Highly Compensated Employee as defined in section 15.1(n) is permitted to contribute up to 15% of his Earnings to the Plan as an Employee Pre-tax Contribution. The combined amount of a Highly Compensated Employee's Employee Pre-tax Contributions under this Section 5.1 and Employee After-tax Contributions under Section 5.2 shall not exceed in any Plan Year an amount equal to 21% of the Participant's Earnings in such Plan Year. Notwithstanding the foregoing, an Employee's Pre-tax Contributions may not exceed the limit set forth in Code section 402(g), as indexed.

     5.2 Employee After-tax Contributions. An Employee who is eligible to participate in the Plan under Section 4.1 may contribute up to 50% of his Earnings on an after-tax basis to the Plan as an Employee After-tax Contribution, in increments of 1%. The combined amount of a Participant's Employee After-tax Contributions under this Section 5.2 and such Participant's Employee Pre-tax Contributions under Section 5.1 shall not exceed in any Plan Year an amount equal to 50% of the Participant's Earnings in such Plan Year.

     Notwithstanding the foregoing, a Participant that is a Highly Compensated Employee as defined in section 15.1(n) is permitted to contribute up to 6% of his Earnings to the Plan as an Employee After-tax Contribution. The combined amount of a Highly Compensated Employee's Employee Pre-tax Contributions under
Section 5.1 and Employee After-tax Contributions under this Section 5.2 shall not exceed in any Plan Year an amount equal to 21% of the Participant's Earnings in such Plan Year.

     5.3 Company Matching Contributions. Effective May 1, 2002, the Company shall contribute and pay into the Trust Fund each pay period an amount equal to one hundred percent (100%) of each Participant's Employee Pre-tax and/or Employee After-tax Contributions for such pay period, but not to exceed 6% of the Participant's Earnings for such pay period. This contribution shall be known as the Company Matching Contribution.

     5.4 Payment of Contributions. A Participant's Employee Pre-tax and After-tax Contributions to the Plan shall be deducted from his regularly scheduled paycheck and paid on his behalf into the Trust Fund each pay period.

     Company Matching Contributions for a pay period shall be paid in cash to the Trustee within fifteen (15) days after the end of the pay period for which the Matching Contribution is made. The Trustee shall be under no duty to determine the correctness of the computation of Company Matching Contributions hereunder or to enforce payment thereof by the Company.

     5.5 Change in Contribution. Upon seven (7) days written notice to the Committee, a Participant may voluntarily change, as of the next pay period, the percentage of his Earnings which are to be contributed as his Employee Pre-tax and/or After-tax Contributions to the Plan. When the Earnings of a Participant change, the percentage elected by such Participant shall be applied to such changed Earnings and the amount of his Employee Pre-tax or After-tax Contributions shall be increased or decreased accordingly.

     5.6 Suspension of Contributions. Upon written notice to the Committee, a Participant may direct that his Employee Pre-tax or After-tax Contributions to the Plan be suspended for a period of not less than three (3) nor more than twelve (12) months. Such suspension of Employee Pre-tax or After-tax Contributions shall not constitute a termination of participation in the Plan.

     5.7 Return of Matching Contributions. In the event the Company makes a Company Matching Contribution to the Plan by a mistake of fact or the deduction for a contribution is not allowed under Section 404(a) of the Code, the Company shall be entitled to recover from the Trustee that amount contributed by mistake of fact or the amount contributed in excess of the allowable deduction under
Section 404(a), said recovery to be within one (1) year of the date the contribution is made by mistake of fact or, in the event the deduction is disallowed, within one (1) year of the date the deduction is disallowed. Trust Fund income attributable to the amount to be returned shall not be paid to the Company, and Trust Fund loss attributable thereto shall reduce the amount to be so returned.

     5.8 Employee Accounts. The Committee shall open and maintain a separate Employee Pre-tax Account and an Employee After-tax Account for each Participant in which shall be recorded the Employee Pre-tax and After-tax Contributions of each Participant, the allocations of Trust income or loss as provided in Article 6, withdrawals there from as provided in Article 8, distributions there from as provided in Article 9, and such other information as affects the value of such accounts.

     5.9 Company Matching Account. The Committee shall open and maintain a separate Company Matching Account for each Participant in which shall be recorded the allocation of Company Matching Contributions as provided in Section 5.3, the allocations of Trust income or loss as provided in Article 6, withdrawals there from as provided in Article 8, distributions there from as provided in Article 9, and such other information as affects the value of such Company Matching Account.

     In addition to the Company Matching Account, the Committee shall also maintain a separate Company Savings Account, which shall hold Company Savings Contributions made prior to May 1, 2002.

     5.10 Account Statements. As soon as practicable after the last business day of each Plan Year the Committee shall furnish to each Participant a statement of the value of his Employee Pre-tax, Employee After-tax Company Savings, Company Matching, Company Savings and Rollover Accounts as determined as of such day. The maintenance of such Accounts, the furnishing of statements thereof, the allocations thereto and withdrawals there from shall not require any segregation of Trust Fund assets. The terms "Account" or "Accounts" as used in this Plan mean any one or more of the Accounts established for a Participant pursuant to
Article 5.

                                   ARTICLE 6.

                           Trust Fund and Investments


     6.1 Trust Agreement. The Company has entered into a Trust Agreement with the Trustee, attached as Appendix A hereto, for the administration of the Trust Fund.

     6.2 Investments. The Trust Fund shall consist of such investment funds or vehicles as the Committee may, in its discretion, designate from time to time and may include such investments as may be selected by a Participant or beneficiary under a self-directed arrangement authorized by the Committee. The Trust Fund (including income produced by the Trust Fund) may be invested in the common stock of the Company and in such other investment funds as are chosen by the Committee and communicated to Participants from time to time. When common stock of the Company is not available for purchase by the Trustee, Trust Fund assets shall be invested in any of the Trustee's collective investment funds selected by the Committee. Assets of the SureWest Communications Company Stock Fund may also be applied to pay any outstanding obligations of the Plan incurred for the purchase of common stock of the Company.

     6.3 Sales of Company Stock. Subject to the approval of the Committee, the Trustee may sell shares of Company common stock to any person (including the Company), provided that any such sale must be made at a price not less favorable to the Plan than fair market value as of the date of the sale.

     6.4 Expenses. Brokerage fees, commissions, stock transfer taxes, and other charges and expenses incident to the purchase and sale of securities for the Trust Fund shall be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund. All other expenses and charges incurred in the administration of the Plan, including the Trustee's fees and expenses, shall be paid by the Company.

     6.5 Valuations. The value of the Trust Fund or any portion or component thereof shall be determined by the Committee as of each Valuation Date. In making such determination, the Committee shall take into account the market value of Trust Fund assets and uninvested cash.

     6.6 Allocations. The net earnings and gains or losses of the Trust Fund for each Valuation Date (whether such gains or losses have been realized or not) will be allocated as of the Valuation Date among the Participants who have an interest in the Trust Fund. Each Participant shall have the right to elect the manner of investment of his or her Accounts among the investment options then made available for the investment of such Accounts pursuant to paragraph 6.9 below. The Trustee shall maintain separate records for the Accounts of each Participant. Net earnings and gains or losses (which shall mean gross earnings and gains or losses, less expense) attributable to each investment option held in a Participant's Accounts shall be allocated to each such investment option. The value of a Participant's Accounts as of any Valuation Date shall be the sum of the value of the various investment options held in such Accounts as of the Valuation Date. All valuations and adjustments of a Participant's Accounts shall be made so as to preserve for each Account of each Participant its beneficial interest in each of the investment options in which the Accounts have been invested pursuant to paragraph 6.9 below. Valuations of Company securities which are not readily tradeable on an established market shall be made by an independent appraiser who meets the requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code. Amounts held in a forfeiture allocation suspense account established under Section 7.5 shall not share in Trust Fund income or loss.

     6.7 Participant's Rights. Nothing herein contained shall be deemed to give any Participant any interest in any specific property of the Trust Fund nor vest any right, title or interest in and to any assets of the Trust Fund. Each Participant shall only have the right to receive payment at the time or times and upon the terms and conditions expressly hereinafter set forth in the Plan.

     6.8 Voting Company Stock. Except as otherwise provided in this Section 6.8, shares of Company stock in the Trust shall be voted by the Trustee only in accordance with directions from each Participant (or Beneficiary), who shall be entitled to give instructions as to the voting of all shares of Company stock then allocated to his Accounts under the ESOP component of the Plan. Each Participant (or Beneficiary) shall be furnished with the information statement and other materials provided to Company shareholders in connection with each shareholder meeting, together with a form upon which confidential voting directions may be given to the Trustee (or, if the Trustee is not independent of the Company, to an independent third party designated by the Trustee, who will tabulate votes and provide instructions to the Trustee). The Trustee (or such third party) shall not disclose the confidential voting directions of any individual Participant (or Beneficiary). Any allocated Company stock with respect to which voting instructions are not received from Participants (or Beneficiaries) and shares of Company stock which are not then allocated to Participants' Accounts shall be voted by the Trustee on a pro-rata basis based on the shares that were voted by Participants, in accordance with the terms of the Trust. Since shares of Company stock are not allocated directly to segregated accounts for each individual Participant, for purposes of determining the number of shares of Company stock which may be voted by a Participant under this Section 6.8, each Participant shall be deemed to have allocated to his Accounts under the ESOP component of the Plan a pro rata portion of the total number of shares of Company stock (other than Financed Shares held in a Loan Suspense Account under Article 17) held by the Plan on the applicable record ownership date. Such pro rata portion for each Participant shall be determined by multiplying the total number of shares of Company stock (other than Financed Shares held in a Loan Suspense Account) held by the ESOP component of the Plan on the applicable record ownership date by a fraction, the numerator of which is the total value of the Participant's Accounts in the ESOP component of the Plan as of such record ownership date and the denominator of which is the total value of all Participant's Accounts in the ESOP component of the Plan as of such record ownership date. Valuations for purposes of the allocations called for by this Section 6.8 shall be determined as of the Valuation Date of Plan assets immediately preceding the applicable record ownership date.

     6.9 Investment Elections.

          (a) Investment Allocation Change. When an Employee submits his application to become a Participant, he shall provide an election regarding the investment of his accounts. The election shall specify, in 1% increments from 0% to 100%, the percentage of all current account balances and future Participant and Company contributions to be invested in each investment option that is then made available for the investment of Participant contributions.

          (b) A Participant may change the investment  elections made under this
     Section 6.9 at any time by giving notice to the plan administrator or its designee within such time and in accordance with such means as are designated by the plan administrator and communicated to Participants and Employees. Such notice of change shall be subject to the procedural specifications set forth above and, except as may otherwise be provided in the Trust Agreement, shall be effective with respect to contributions received by the Trustee (or otherwise deposited into the Trust Fund) as of the Valuation Date on which the notice is received or as of the next following Valuation Date, in accordance with procedures established by the administrator, and communicated to Participants and Employees.

          (c) An  Employee  making a rollover  contribution  pursuant to Section
     13.8 shall provide an election regarding the investment of such contribution. Such election shall be delivered on or prior to the date the rollover contribution is effective and shall specify, in 1% increments from 0% to 100%, the percentage of the rollover contribution to be invested in each investment option which is then made available for the investment of rollover contributions.

          (d) Investment Exchange. Each Participant and beneficiary shall have the opportunity to change the manner in which their accounts under the Plan are invested. Such opportunity shall be exercised by providing an election to the plan administrator or its designee within such time and in accordance with such means as are designated by the plan administrator and communicated to Participants, Employees and affected beneficiaries. Subject to any minimum dollar limitation which may be established by the plan administrator from time-to-time, such election shall specify in 1% increments from 0% to 100%, the percentage of the total accounts maintained on behalf of the Participant or beneficiary which is to be invested in each investment option then made available. Except as may otherwise be set forth in the Trust Agreement, such Notice shall be effective as of the Valuation Date on which the Notice is received by the Trustee or as of the next following Valuation Date, in accordance with procedures established by the plan administrator and communicated to Participants, Employees and affected beneficiaries. Notwithstanding any provision of this paragraph (d) to the contrary, (i) the election under this Section 6.9(d) shall be subject to any contractual limitations imposed on the direct transfer of assets between given investment funds, and such election shall have no impact on the investment election pertaining to contributions described in paragraph
     (a) above.

          e) Any investment allocations elections or investment exchanges under this Section 6.9 may be limited or delayed by the plan administrator or Trustee, if, in the judgment of such party, giving immediate effect to such elections would adversely affect the total account balances of a significant number of Participants.

          (f) In the event a Participant's or beneficiary's investment election is incomplete, the Participant or beneficiary will be assumed to have chosen to invest in such default fund as is designated in accordance with the Trust Agreement.

          (g) Any  investment  election  under the foregoing  provisions of this
     Section 6.9 shall remain in effect until changed by another election under this Section.

          (h) Each Participant, Employee and beneficiary is solely responsible for the selection of his investment option. The fact that an investment option is available under the Plan shall not be construed as a recommendation for investment in that investment option.


                                   ARTICLE 6.

                                     Vesting


     7.1 Fully Vested Accounts. A Participant's Employee Pre-tax Account, Employee After-tax Account, Company Matching Account and Rollover Account shall be fully vested and non-forfeitable at all times.

     7.2 Company Savings Account.

          (a) Full Vesting. Prior to May 1, 2002, upon termination of a Participant's employment with the Company by reason of his death or Disability, or the retirement of such Participant on or after his Early Retirement Date or Normal Retirement Date, his Company Savings Account became fully vested and non-forfeitable.

          (b) Partial Vesting . Prior to May 1, 2002, except as otherwise provided in Section 7.2(a) above, a Participant's Company
     Savings  Account became vested in accordance  with the following  schedule:
     Vested Years of Service Percentage

                           Less than 1                           -0-

                           At least 1,
                           but less than 2                       20%

                           At least 2,
                           but less than 3                       40%

                           At least 3,
                           but less than 4                       60%

                           At least 4,
                           but less than 5                       80%

                           5 or more                            100%


     For the purpose of determining a Participant's vested interest in his Company Savings Account in accordance with the foregoing schedule, all Years of Service were taken into account except Years of Service or portions thereof during which an eligible employee declined to make Employee Savings Contributions to the Plan; provided, however, that Years of Service during any period when a Participant's Employee Savings Contributions were suspended pursuant to Section 5.4 of the Prior Plan and any period following a withdrawal under Article 16 of the Prior Plan during which a Participant could not make contributions to the Plan shall be taken into account.

     Effective May 1, 2002, a Participant's Company Savings Account shall be fully vested and non-forfeitable at all times.

     7.3 Not Used.

     7.4 Break in Service. For periods prior to May 1, 2002, in the case of a Participant who has five (5) consecutive Breaks in Service, Years of Service after such 5-year period shall not be taken into account for purposes of determining the non-forfeitable percentage of that portion of his Company Savings Account which accrued prior to such 5-year period.

     7.5 Forfeitures. For Employees whose termination from employment occurred prior to May 1, 2002 at such time as a Participant has five (5) consecutive 1-year Breaks in Service, that portion of his Company Savings Account which is not vested in accordance with Section 7.2(a) or the vesting schedule in Section 7.2(b) shall be forfeited. Forfeitures shall occur as of the last business day of a Plan Year and shall be used to reduce the amount of Company Matching Contributions to the Plan.

                                   ARTICLE 8.

                          Withdrawals During Employment


     8.1 Employee After-tax, Rollover Account/Voluntary Withdrawals. Upon thirty
(30) days written notice to the Committee, a Participant may withdraw, as of the last day of the month next succeeding the giving of the notice, all or a portion of the amount in his Employee After-tax or Rollover Account. The minimum amount which may be withdrawn by a Participant pursuant to this provision is the lesser of the amount in the Employee After-tax Account and Rollover Account or $100.00; if a withdrawal pursuant to this provision reduces the amount in a Participant's Employee After-tax and Rollover Accounts to less than $100.00, the full amount in the Employee After-tax and Rollover Account must be withdrawn by such Participant. Withdrawals from an Employee After-tax Account may be made only once in any 12-month period.

     8.2 Employee and Company Accounts/ Hardship and Age 591/2 Withdrawals.


          (a) Subject to subsection (b) below, a Participant who has a financial hardship may, with the consent of the Committee, withdraw the amount of his Employee Pre-tax, After-tax, Rollover and Company Savings Accounts as of the Valuation Date coincident with or next following the date of his request; however, earnings in respect of such Participant's Pre-tax Contributions may not be withdrawn.

     A Participant who has attained age 59-1/2 may, with the consent of the Committee, withdraw all or a portion of the amount in his Employee Pre-tax, After-tax, Rollover and/or his Company Matching Account as of the Valuation Date coincident with the date his distribution is processed.

     No hardship  withdrawals  shall be permitted  under the  provisions of this
Section  8.2 unless the  Committee  determines  pursuant  to the  provisions  of
Section 8.3(a) below that the withdrawal is made on account of an immediate and heavy financial need of the Participant and pursuant to the provisions of
Section 8.3(b) below that the withdrawal is necessary to satisfy such financial need.

     8.3 Immediate and Heavy Financial Need.

          (a) A financial need will qualify as immediate and heavy by meeting either the Safe Harbor Test or the Facts and Circumstances Test set forth below:

               (i) Safe Harbor Test. A hardship withdrawal shall be deemed to be made on account of an immediate and heavy financial need if the withdrawal is on account of:

     Medical care expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or the Participant's children or dependents, or expenses necessary for such persons to obtain medical care described in Section 213(d) of the Code;

     Costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant;

     Payment of the funeral expenses of a Participant's family member;

     Payment of tuition and related educational fees for the next twelve (12) months for post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents; or

     Payments necessary to prevent eviction of the Participant from the Participant's principal residence or foreclosure on the Participant's principal residence.

          (ii) Facts and Circumstances Test. With respect to situations which do not qualify under the Safe Harbor Test in subsection (i) above, whether a Participant has an immediate and heavy financial need shall be determined by the Committee on the basis of all relevant facts and circumstances. A financial need will not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

     (b) Withdrawal Necessary to Satisfy Financial Need. A withdrawal will qualify as necessary to satisfy an immediate and heavy financial need by meeting either the Safe Harbor Test, the Representation Test, or the Facts and Circumstances Test set forth below.

          (i) Safe Harbor Test. A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need if all of the following conditions are met:

     The withdrawal does not exceed the amount of the immediate and heavy financial need, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

     The Participant has obtained all other distributions, other than hardship distributions, and all nontaxable loans currently available under all of the Company's retirement plans;

     The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and after-tax employee contributions to the Plan and all other plans maintained by the Company for at least six (6) months (twelve (12) months prior to January 1, 2002) after receipt of the hardship distributions; and

     The maximum amount the Participant can defer on an elective basis in the calendar year following the hardship withdrawal is the applicable annual dollar limit under Section 402(g) of the Code reduced by the Participant's elective deferrals made in the calendar year of the hardship withdrawal.

     A need cannot be reasonably relieved by one of the actions listed above if the effect of the action would be to increase the amount of the need.

          (ii) Representation Test. A withdrawal will be considered necessary to satisfy an immediate and heavy financial need if the amount of the withdrawal does not exceed the amount required to relieve the financial need and the Participant delivers a written representation to the Committee that the need cannot be met through:

     Reimbursement or compensation, through insurance or oterwise;

     Reasonable liquidation of the participant's assets;

     Cessation of elective deferrals and after-tax employee contributions;

     Other distributions or nontaxable loans from plans maintained by the Company or by any other employer; or

     Borrowing from a commercial lender on reasonable commercial terms.


          (iii) Facts and Circumstances Test. A withdrawal will be considered necessary to satisfy an immediate and heavy financial need if the amount of the withdrawal does not exceed the amount necessary to relieve the financial need and the need cannot be satisfied from other sources that are reasonably available to the Participant, as determined by the Committee on the basis of all the relevant facts and circumstances.

     8.4 Distributions of Withdrawn Amounts. Distribution of withdrawn funds shall be made in cash. In the case of hardship withdrawals, cash distributions shall be made as soon as practicable after the Committee receives and approves the Participant's written application therefore. Distributions shall be made from and charged against the investment options held in the participant's Accounts in accordance with written direction from the participant, or, in the absence of such direction, on a pro-rata basis from those investment options from which the withdrawal is available.

     8.5 Diversification. Prior to May 1, 2002, a Qualified Participant may elect within ninety (90) days after the close of each Plan Year in the Qualified Election Period to direct the Plan as to the investment of at least 25% of the Participant's Accounts, less any amount to which a prior election under this clause applies. In the case of any election made hereunder with respect to the last year in the Qualified Election Period, the preceding sentence shall be applied by substituting "50%" for "25%."

     The Plan may satisfy the requirements of this clause and of Section 401(a)(28) of the Code by either

     (i) distributing the portion of the Participant's Accounts covered by the election under this clause within ninety (90) days after the period during which the election may be made, or

     (ii) offering at least 3 investment options (not inconsistent with Regulations prescribed by the Commissioner of Internal Revenue) to each Participant making an election under this clause and by investing the portion of the Participant's Accounts covered by the election in accordance with such election within 90 days after the period during which the election may be made.

     On and after May 1, 2002, each Participant may direct the investment of 100% of his Accounts at any time, in accordance with procedures established by the Committee. For purposes of this Section 8.5, the following definitions apply:

     (1) "Accounts" means the full balance of all Accounts held for the Participant under the Plan; (

     2) "Qualified Participant" means any Participant who has completed at least ten (10) years of participation in the Plan and has attained age 55;

     (3) "Qualified Election Period" means the 6-Plan-Year period beginning with the later of (1) the first Plan Year in which the Participant first became a Qualified Participant, or (2) the first Plan Year beginning after December 31, 1986.

     8.6 Dividends on Company Stock. Any cash dividends paid with respect to Company stock held by the Trust may, as determined by the Committee, be retained in the Trust and reinvested in Company stock, or paid to Participants. The Committee shall make this determination each time a dividend is declared with respect to such stock. If the Committee determines that the dividend is to be paid to Participants, the dividend shall be allocated among the Participants' Accounts in the manner described below, and each Participant shall, with respect to the dividend allocated to his or her Accounts, be given an election to:

          (a) receive the dividend in cash either: (1) directly from the Company or (2) from the Plan provided the dividend is distributed within 90 days after the close of the plan year in which it was paid by the Company to the Plan; or,

          (b) have the dividend paid to the Plan and reinvested in Company stock.

     Participants shall be provided this election with respect to each dividend declared by the Company which the Committee determines shall be passed through to the Participants. If a Participant elects pursuant to subparagraph (b) above to have the dividend reinvested in Company stock, the dividend and the stock so purchased shall be allocated among and added to the separate accounts of such Participant which generated the dividend. Since shares of Company stock are not otherwise allocated directly to segregated accounts for each individual Participant, the number of shares of Company stock deemed allocated to the Accounts of a Participant for purposes of allocating dividends shall be determined in the manner provided in Section 6.8, above, with respect to voting of Company stock, except that the determination shall be made as of the dividend record date.

     The provisions of this Section 8.6 shall be effective on and after January 1, 2002.

                                   ARTICLE 9.

                                  Distributions


     9.1 Determination of Account Values. When a Participant's participation in the Plan terminates, the Committee shall determine the value of his Employee Pre-tax, Employee After-tax, Rollover, Company Savings and Company Matching Accounts as of the Valuation Date. For this purpose, a Participant's Accounts shall be credited with his Company and Employee contributions, which are payable to the Trust Fund but the amount of which has not yet been paid in cash to the Trustee.

     9.2 Distribution in Cash or Company Stock. When a Participant terminates his participation in the Plan he (or his beneficiary) shall be entitled to receive the value of his Accounts that are invested in the SureWest Company Stock Fund distributed in cash or in shares of Company common stock. If the Participant elects to receive the value of his Accounts in shares of Company common stock, the number of whole and fractional shares of Company common stock which shall be distributed to the Participant (or his beneficiary) shall be determined by dividing (a) the value of his accounts invested in the SureWest Communications Company Stock Fund by (b) the fair market value of one (1) share of Company common stock at the Valuation Date on which the distribution occurs. The value of fractional shares shall be paid in cash.

     9.3 Distribution. In the case of termination of participation, the Committee shall, upon receipt of and in accordance with the written election of the terminating Participant, direct that the entire value of the Participant's accounts shall be distributed to the Participant in a single sum in cash, except to the extent that amounts are invested in the SureWest Communications Company Stock Fund, and the Participant elects an in-kind distribution in Company stock.

     9.4 Timing of Distribution. Distributions under Section 9.3 shall be made as soon as practicable after the Participant delivers the written election required under Section 9.3. A participant whose Accounts have a combined value of $5,000 or less will not have the option to defer distribution. The foregoing notwithstanding, in the case of a Participant who terminates employment prior to reaching age 65 with Accounts whose value exceeds $5,000, all of the assets in such Accounts shall be distributed to the Participant no later than the first to occur of the Participant's death, his reaching age 65, or his making written application for the distribution of his interest in the Plan.

     9.5 Distributions to Non-Vested Participants. If a distribution is made to a Participant in respect of his Company Savings Account at a time when he has a non-forfeitable right to less than 100% of such Company Savings Account, and if the vested percentage in such Company Savings Account could increase subsequent to such distribution, until such time as the vesting percentage cannot increase the Participant's vested portion in such Company Savings Account shall not be less than X determined by the formula: X = P(AB + D) -D. For purposes of applying this formula,

          P = the vested percentage at the relevant time


          AB = the value of the Company Savings Account at the relevant time


          D = the amount distributed to the Participant from his Company Savings
              Account

For purposes of the above formula, the relevant time shall be the time at which the vesting percentage in the Company Savings Account cannot increase.

     9.6 Required Distributions. Notwithstanding any provision of this Plan to the contrary, for a Participant who is not a 5-percent owner (as defined in Section 416(i)(1) of the Code), and who attains age 70-1/2 after 1998, benefits under the Plan shall commence to be paid no later than the April 1 next following the later of the calendar year in which the Participant retires or the calendar year in which the Participant attains age 70-1/2. In the case of a Participant who is a 5-percent owner (as defined in Section 416(i)(1) of the Code), benefits under the Plan shall commence no later than the April 1 next following the calendar year in which such Participant attains age 70-1/2.

     9.7 Not Used

     9.8 Trustee-to-Trustee Transfers.


          (a) Part or all of an "eligible rollover distribution" from this Plan may be transferred in a "direct rollover" to an "eligible retirement plan" at the election of the Participant who is eligible to receive such distribution. If the Participant elects to have part of the eligible rollover distribution rolled directly into an eligible retirement plan, the remainder of the balance to the credit of the Participant in the Plan shall be distributed directly to the Participant in a single sum in the form of cash or stock.

          (b) For purposes of this Section 9.8, the following definitions and rules shall apply:

               (i) "Eligible rollover distribution" shall mean any distribution of any portion (part or all) of the balance to the credit of a Participant in the Plan, excluding any distributions required under Code Section 401(a)(9), plan loans that are treated as or deemed to be distributions, any corrective distributions (including allocable income) of excess contributions, excess deferrals or excess aggregate contributions to the Plan, and any distribution that is one of a series of substantially equal periodic payments made over the life of the Participant, over the joint life of the Participant and the life of a designated beneficiary, over the life expectancy of the Participant, over the joint life and survivor expectancy of the Participant and a designated beneficiary, or over a specified period of ten (10) years or more. The foregoing notwithstanding, effective as of January 1, 2000, "eligible rollover distribution" shall not include any Plan hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

               (ii) "Direct rollover" means a direct transfer of an eligible rollover distribution from the Plan to an eligible retirement plan by one of the following means:

                    (A)  wire  transfer  of  funds   directly  to  the  eligible
               retirement plan;

                    (B) mailing of a check  directly to the eligible  retirement plan;

                    (C) delivery of a check to the  Participant,  provided  that the check is made payable to the trustee of the eligible retirement plan; or

                    (D) any other means which  satisfies the  requirement of the
               Code for a direct rollover.

               (iii) "Eligible retirement plan" means an individual retirement account ("IRA"), and individual retirement annuity, or a qualified pension plan.

               (iv) If a Participant fails to make any election, the Participant will be treated as having not made a direct rollover election.

               (v) The Committee shall provide to Participants receiving an eligible rollover distribution a written explanation of the direct rollover rules at least thirty (30) days and not more than ninety (90) days prior to the distribution.

               (vi) Participants receiving an eligible rollover distribution may elect to have a part of the distribution paid directly to the Participant, with the balance being transferred via a direct rollover to an eligible retirement plan.

               (vii) Participants wishing to make a direct rollover to an eligible retirement plan shall provide to the Committee

                    (A) the name of the recipient plan;

                    (B) a written response that the recipient plan is an eligible retirement plan and that it will accept a direct rollover for the benefit of the Participant;

                    (C) the name and  address of the  trustee  of the  recipient plan; and

                    (D) such other  information  as the Committee may reasonably require.

     9.9 Discretionary Distributions. Notwithstanding any provisions of the Plan to the contrary, the availability of alternate forms of benefit (as defined under applicable law, and including installment payments and single sum distributions) to a Participant, beneficiary or surviving spouse who is otherwise eligible for such benefit shall not be predicated on the consent or the exercise of discretion in any manner by the Company, the Committee, or any other individual or entity serving in a representative capacity on behalf of the Company or Committee in connection with the administration of the Plan.

     9.10 Put Option. The Company shall provide a "put option" to any Participant (or beneficiary) who receives a distribution of Company common stock from the Plan at a time when such stock is not readily tradeable on an established market. The put option shall permit the Participant (or beneficiary) to sell such Company common stock to the Trust or, if the Trust declines, to the Company at any time during two option periods, at the then fair market value of such stock. The first put option period shall be for at least sixty (60) days beginning on the date of distribution. The second put option period shall be for at least sixty (60) days beginning after the new determination of fair market value (and notice to the Participant thereof) in the following Plan Year. The Company may allow the Committee to direct the Trustee to purchase shares of Company common stock tendered to the Company under a put option. The payment for any Company common stock sold under a put option shall be made within thirty
(30) days if the shares were distributed as part of an installment distribution. If the shares were distributed in a lump sum distribution, payment shall commence within thirty (30) days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the Committee). For purposes of this "put option" requirement, as provided in Section 409(o) of the Code, the Accounts of a Participant shall not include any Company common stock acquired with the proceeds of any Acquisition Loan (as defined in Article 25) until the close of the Plan Year in which such Loan is repaid in full.



                                   ARTICLE 10.

                           Designation of Beneficiary


     10.1 Designation. Every Participant may designate, in the manner specified by the Committee, a beneficiary or beneficiaries and successor beneficiaries to receive any death benefits provided in the Plan. A change in beneficiary designation may be made by a Participant at any time by written notice filed with the Committee, provided, however, that such notice must be filed with the Committee prior to such Participant's death. Only beneficiaries so designated will be recognized by the Committee as entitled to the benefits distributable under the Plan, except that in the absence of any such designation, the Committee shall be empowered to designate the beneficiaries on behalf of the Participant, but only from among the Participant's living spouse, children, parents, brothers and sisters, nephews and nieces, or the estate of the Participant.

     10.2 Rights of Beneficiaries. Limitations on the rights of a Participant shall apply to and bind a Participant's beneficiaries, and (except in the case of death benefits) no beneficiary shall have any greater right or interest hereunder than the Participant through whom the beneficiary claims.

     10.3 Spouse as Beneficiary. Notwithstanding any provision of the Plan to the contrary, a Participant's vested benefits under the Plan shall be payable in full, on the death of the Participant, to the Participant's surviving spouse, or, if there is no surviving spouse or the surviving spouse consents (in the manner specified in below), to the Participant's designated beneficiary.

     The spouse of a Participant may consent to a distribution of death benefits to a beneficiary other than such spouse by executing a written consent to such distribution. The consent must acknowledge the effect of the spouse's consent and must be witnessed by a plan representative or a notary public.


                                   ARTICLE 11

                            Amendment and Termination


     11.1 Amendment. The Plan herein set forth may be amended from time to time by written instrument executed by the President of the Company or by any other officer of the Company duly authorized to execute such amendment. No amendment to the Plan:

          (a) Shall cause or permit any part of the principal or income of the Trust Fund to revert to the Company or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries;

          (b) Shall change the duties or liabilities of the Trustee without its assent to such amendment.

          (c)  Shall  adversely   affect  the  then  accrued   benefits  of  any
     Participant. The duly executed amendment shall be delivered to the Trustee.

     11.2 Discontinuance of Contributions. The Company has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely and that it will be able to make its contributions under the Plan indefinitely, but the Company shall be under no obligation to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, completely discontinue its contributions or terminate the Plan at any time without any liability whatsoever.

     11.3 Termination. The Plan and Trust shall terminate:


          (a) Upon the date specified in a written notice of the termination of the Plan and Trust, executed by the Company and delivered to the Trustee; or

          (b) Upon the adjudication of the Company as a bankrupt, or the execution of a general assignment by the Company to or for the benefit of creditors, or dissolution of the Company; provided, however, that such bankruptcy, assignment or dissolution proceedings shall not terminate the Plan or Trust if there exists a reorganized or successor organization which expressly adopts this Plan and agrees, in writing, to continue the Plan and Trust; or

          (c) Upon the earlier of (i) the complete accomplishment of all the purposes for which the Plan and Trust are created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution hereof; provided, however, that if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law or the jurisdiction of which the Trust is subject, the Trust shall not be terminated upon the death of such last survivor, but shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.

     11.4 Full Vesting. In the event of a termination or partial termination of the Plan, or upon complete discontinuance of contributions hereunder, the full value of the accounts of all Participants directly affected thereby shall become fully vested and nonforfeitable.

     11.5 Distribution Upon Termination. Upon the termination of the Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee from the Company, the Trust Fund and all Participant accounts shall be valued according to the procedures provided in Article 6, and the Trustee shall distribute the value of such accounts, as directed by the Committee, in accordance with the provisions of Article 9.

     11.6 Leased Employees. Notwithstanding any of the provisions of the Plan to the contrary, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Company shall include individuals defined as leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20% of the Company's non-highly compensated work force within the meaning of Section 414(n)(5)(c)(ii) of the Code, employees of the Company shall not include those leased employees covered by a plan described in Section 414(n)(5)(B) of the Code unless otherwise provided by the terms of this Plan. A leased employee within the meaning of Section 414(n)(2) of the Code shall become a Participant in, or accrue benefits under, the Plan based on service as a leased employee only as provided in provisions of the Plan other than this Section 11.6. "Leased employee" status within the meaning of Section 414 (n) (2) of the Code shall be determined under the provisions of the Section 414(n)(2)(C) rule relating to primary direction and control.



                                   ARTICLE 12.

                           Limitation on Contributions


     12.1 (a) Where the Company Maintains No Other Qualified Plan. If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Company, the amount of Annual Additions which may be credited to the Participant's Accounts for any Plan Year may not exceed the Maximum Permissible Amount. If Matching Contributions that would otherwise be contributed to a Participant's Accounts would cause the Annual Additions for the Plan Year to exceed the Maximum Permissible Amount, the amount of such Matching Contributions will be reduced so that the Annual Additions for the Plan Year will equal the Maximum Permissible Amount.

          (b) Where the Company Maintains One or More Defined Contribution Plans in Addition to this Plan. If the Participant is covered under another qualified defined contribution plan maintained by the Company during a Plan Year, the Annual Additions which may be credited to the Participant's Accounts under this Plan for any such Plan Year may not exceed the Maximum Permissible Amount.

          (c) Where the Company Maintains One or More Defined Benefit Plans in Addition to this Plan. If the Company maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Contribution Fraction and Defined Benefit Fraction may not exceed 1.0 in any Plan Year. If the sum of such fractions for any Participant does exceed 1.0 in any Plan Year, the numerator of the Defined Benefit Plan Fraction for such Participant shall be reduced so that the sum of such fraction and the Defined Contribution Fraction for such Plan Year will equal 1.0. The foregoing notwithstanding, the combined plan limitations of this paragraph (c) shall not apply to the benefits of a Participant whose benefits under the Plan have not commenced as of January 1, 2000.

          (d) Definitions. For purposes of this Section 12.1, the following definitions shall apply:

               (1) Accounts. The entire interest of a Participant in the Plan, consisting of Company Savings Contributions in the Company Savings Account, Company Matching Contributions contributed to the Company Matching Account, Employee Pre-tax Contributions contributed to the Employee Pre-tax Account, and Employee After-tax Contributions contributed to the Employee After-tax Account.

               (2) Annual Additions. The sum of the following amounts credited to a Participant's Accounts for the Plan Year:

                    (i) his Company Matching Contributions;

                    (ii) his Employee Pre-tax Contributions;

                    (iii) his Employee After-tax Contributions;

                    (iv) amounts described in Sections  415(l)(1) and 419A(d)(2)
               of the Code.

               (3) Annual Benefit. The retirement benefit under a defined benefit plan which is payable annually in the form of a straight life annuity.

               (4) Compensation. A Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                    (i) Company contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (ii) Amounts  realized  from the exercise of a  nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (iv) Other amounts which  receive  special tax benefits,  or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

          Compensation for any Plan Year is the compensation actually paid or includable in gross income during such year. The foregoing notwithstanding, effective as of January 1, 1998, "Compensation" for purposes of this
     Section 12.1(d)(4) shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company at the election of an Employee and which is not includable in gross income of the Employee by reason of Section 125 of the Code.

               (5) Defined Benefit Fraction. A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code or 140 percent of the Highest Average Compensation.

               (6) Defined Contribution Fraction. A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Plan Years, (including the annual additions attributable to all welfare benefit funds maintained by the Company), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Years of Service with the Company (regardless of whether a defined contribution plan was maintained by the Company).

          The maximum aggregate amount in any Plan Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 140 percent of the compensation limitation in effect under
     Section 415(e)(1)(b) of the Code.

               (7) Company. The Company which adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting Company is a part.

               (8) Maximum Permissible Amount . The lesser of the defined contribution dollar limitation under Section 415(c)(1)(A) of the Code or 25% of the Participant's compensation within the meaning of Section 415(c)(3) of the Code.

               (9) Projected Annual Benefit. The Annual Benefit to which the Participant would be entitled under the terms of the Plan assuming:

                    (i) the Participant  will continue  employment  until Normal
               Retirement Date under the Plan (or current age, if later), and

                    (ii) the  Participant's  Compensation  for the current  Plan
               Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Plan Years. event that through error the Company contributes an amount to a

     12.2 Not Used.

     12.3 Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of contributions that may be made with respect to an individual under the limits of Section 12.1, or under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the rules set forth below, the annual additions allocable to a Participant for a Plan Year would cause the limitations of Section 12.1 for the Participant to be exceeded, the excess amount shall not be deemed an annual addition in that Plan Year if such excess amounts are treated in accordance with any one of the provisions in paragraphs (i), (ii), or
(iii) of IRS Regulation ss. 1.415-6(b). Elective deferrals (within the meaning of Section 402(g)(3) of the Code) may be distributed and employee contributions (whether voluntary or mandatory) may be returned to the affected Participant to the extent that the distribution or return will reduce the excess amount in the Participant's account.



                                   ARTICLE 13.

                                  Miscellaneous


     13.1 Exclusive Benefit. Except as provided in Section 5.7 hereof, no part of the Trust Fund shall be used for or be diverted to any purpose other than the exclusive benefit of Participants and their beneficiaries and the defraying of reasonable expenses for administering the Plan; and, except as provided in said
Section 5.7, under no circumstances shall any part of the corpus or income of the Trust Fund revert to or inure to the benefit of the Company, its successors, assigns or representatives.

     13.2 No Right to Assign. No Participant or his beneficiary shall have any right to assign, alienate, encumber, or hypothecate all or any part of his interest in the Plan, in the Trust Fund, or in any benefit distributed in accordance with the terms hereof, nor shall any such interest be subject to the claims of creditors or be liable to attachment, execution or other process of law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a "qualified domestic relations order," as defined in Section 414(p) of the Code. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions pursuant to such qualified orders. If called for by a qualified domestic relations order
(QDRO) and provided that such payment does not violate ERISA and Internal Revenue Code restrictions on a Participant's right to assign benefits under the Plan, payment of Plan benefits to a Participant's alternate payee pursuant to a QDRO is permitted even though the Participant has not separated from service and even though the Participant has not yet attained the Plan's earliest retirement age (as defined in Section 414(p)(4)(B) of the Code). All such QDRO payments to an alternate payee shall be treated as an in-service distribution and shall therefore only be made in the form of a lump sum cash payment. In the event that a domestic relations order is received by the Plan, the Committee shall promptly notify the Participant and each alternate payee of the receipt of such order, and shall provide to the Participant and each alternate payee written procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders. Within a reasonable period of time after receipt of the domestic relations order, the Committee shall determine whether the order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination.

     13.3 No Employment Rights. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the distribution of any benefit shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Company with respect to employment or otherwise. Any Participants and other persons shall have only such rights as shall be specifically provided for in the Plan or conferred by affirmative action of the Company in accordance with the terms and provisions of the Plan.

     13.4 Payments from Trust Fund. All benefits distributable under the Plan shall be paid or provided solely from the Trust Fund and the Company assumes no liability or responsibility therefore.

     13.5 Qualification of Plan. The Company agrees that it will make no contributions nor will it direct any distributions which are in violation of the Plan or which would jeopardize the continued qualification of the Plan and the continued exemption of the Trust from Federal income tax under Sections 401(a) and 501(a) of the Code.

     13.6 Merger of Plans. In the event that the Plan and the Trust are merged or consolidated with, or the assets or liabilities thereof are transferred to, any other plan, each Participant shall be entitled to receive benefits under the Plan immediately after the merger, consolidation, or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     13.7 Assets of Other Plans. Notwithstanding any other provision hereof, there may be transferred to the Trustee of this Plan all or any of the assets held (whether by a trustee, custodian or otherwise) on behalf of any other plan which has satisfied the applicable requirements of Section 401(a) of the Code, and which is maintained for the benefit of any person who is or is about to become a Participant in this Plan.

     13.8 Rollover Contributions. Notwithstanding any other provision hereof, the Trustee shall be authorized to accept assets from a person who is or is about to become a Participant in this Plan provided the transfer of such assets to this Plan qualifies as a rollover contribution within the meaning of Section 402 and Section 403 of the Code.



                                   ARTICLE 14.

                            Top-Heavy Plan Provisions


     14.1 General Rule. If the Plan is or becomes a top-heavy plan (as defined in Section 14.3 below) in any Plan Year, the Plan shall be subject to the minimum benefit provisions of Section 14.2, which will supersede any conflicting provisions in the Plan.

     14.2 Minimum Benefit.

          (a) Except as otherwise provided in (b), (c) and (d) below, for any Plan Year in which the Plan is top-heavy, the Company Matching Contributions allocated on behalf of a Participant who is not a key employee shall not be less than the lower of

               (i) 3% of such Participant's Compensation (as defined in Section 12.1(d)(4)), or

               (ii) where the Company has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Company Matching Contributions allocated on behalf of any key employee for such Plan Year. This minimum allocation shall be determined without regard to any Social Security contributions. This minimum allocation shall be made even though, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation, because of (i) the Participant's failure to complete 1,000 Hours of Service, or (ii) the Participant's failure to make Employee Pre-tax or After-tax Contributions to the Plan.

          (b) The provisions of (a) shall not apply to a Participant who was not employed by the Company on the last day of the Plan Year.

          (c) The provisions in (a) shall not apply to any Participant to the extent that the Participant is covered by any other plan or plans of the Company which provide that the minimum allocation or benefit requirements applicable to top-heavy plans will be met in such other plan or plans. Non-key employees covered only by the SureWest Communications Pension Plan shall receive the defined benefit minimum under that Plan. Non-key employees covered only by this Plan shall receive the defined contribution minimum under this Plan.

          (d) Employee Pre-tax Contributions shall also be included with Company Matching Contributions in determining whether the minimum allocation has been made on behalf of any Participant who is not a key employee.

     14.3 Top-Heavy Plan. This Plan shall be top-heavy if any of the following conditions exist:

          (a) If the  top-heavy  ratio for this Plan exceeds 60 percent and this
     Plan  is  not  part  of  any  required   aggregation  group  or  permissive
     aggregation group of plans;

          (b) If this Plan is a part of a required aggregation group of plans (but which is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds 60 percent; or

          (c) If this Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds 60 percent. For purposes of this
     Section 14.3 the Plan's top-heavy ratio shall be determined as follows:

               (i) If the Company maintains one or more defined contribution plans (including any simplified employee benefit plans) and the Company has not maintained any defined benefit plans which has covered or could cover a Participant in this Plan, the top-heavy ratio for this Plan alone, or for the required or permissive aggregation group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s) of all Participants as of the determination date(s).

               (ii) If the Company  maintains  one or more defined  contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all key employees and the account balances under the defined contribution plans for all key employees, and the denominator of which is the sum of the present values of accrued benefits under the aggregated defined benefit plan or plans for all Participants and the sum of the account balances under the aggregated defined
          contribution   plan  or  plans   for  all   Participants   as  of  the
          determination date(s), all determined in accordance with Section 416 of the Code and the regulations there under. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio are to be adjusted for any distribution of an account balance made in the 5-year period ending on the determination date.

               (iii)For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the determination date. The account balances and accrued benefits of a Participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not received any Compensation from the Company maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations there under. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

     14.4   Definitions.   For  purposes  of  this  Article  14,  the  following
definitions shall apply:


          (a) key employee : Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Company if such individual's annual compensation exceeds 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Company if such individual's Compensation exceeds 100 percent of such dollar limitation, a 5-percent owner of the Company, or a 1-percent owner of the Company who has an annual Compensation of more than $150,000. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

          The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.


               (b) permissive aggregation: The required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

               (c) required aggregation group: (1) Each qualified plan of the Company in which at least one key employee participates, and (2) any other qualified plan of the Company which enables a plan described in
          (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

               (d) determination date: The last day of the preceding Plan Year.


               (e) valuation date: The last day of the preceding Plan Year.


               (f) present value: For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following factors: interest factor:
                        5% mortality factor:
                        UP-1984 mortality table

               (g) non-key employee: Any Employee (and any beneficiary of an Employee) who is not a key employee.

     14.5 Combined Plan Limitations. In any Plan Year in which the Plan is top-heavy, the factors of 125 percent in Sections 12.1(d)(5) and 12.1(d)(6) shall be changed to 100 percent.

     14.6 Determination of Top Heavy Status. Solely for the purpose of determining if the Plan (or any other plan included in a required aggregation group which the Plan is a part) is top heavy within the meaning of Section 416(g) of the Code, the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by affiliated companies, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.



                                   ARTICLE 15.

                     Limitations on Contributions/Correction
                      or Return of Excess Deferrals, Excess
                Contributions, and Excess Aggregate Contributions



     15.1 Definitions. For purposes of this Article 15, the terms set forth below shall have the following meanings:

          (a) "Actual Contribution Percentage" and "ACP" shall mean for a group of Employees for a Plan Year the average of the Actual Contribution Ratios of the Employees in the group for the Plan Year calculated to the nearest one-hundredth of a percentage point.

          (b) "Actual Contribution Ratio" and "ACR" shall mean the ratio of (i) to (ii), where (i) is the sum of an Employee's Employee Contributions and Matching Contributions for a Plan Year, plus any QNECs and Elective Contributions treated as Matching Contributions for the Plan Year, and (ii) is the Employee's Compensation taken into account for the Plan Year. The determination of an Employee's Actual Contribution Ratio shall be made in accordance with the applicable provisions of IRS Regulation ss. 1.401(m)-1(f)(1)(ii).

          (c) "Actual Deferral Percentage" and "ADP" shall mean for a group of Employees for a Plan Year the average of the Actual Deferral Ratios of the Employees in the group for the Plan Year calculated to the nearest one-hundredth of a percentage point.

          (d) "Actual  Deferral  Ratio" and "ADR" shall mean the ratio of (i) to
     (ii), where (i) is the sum of the Employee's Elective Contributions and amounts treated as Elective Contributions for the Plan Year, and (ii) is the Employee's Compensation taken into account for the Plan Year. If an Eligible Employee makes no Elective Contributions for a Plan Year, and no QMACs or QNECs are taken into account with respect to the Employee, the Actual Deferral Ratio for the Employee shall be zero. The determination of an Employee's Actual Deferral Ratio shall be made in accordance with the applicable provisions of IRS Regulation ss. 1.401(k)-1(g)(1)(ii).

          (e) "Compensation" shall mean compensation as defined in Section 414(s) of the Code. The period used to determine an Employee's Compensation for a Plan Year shall be the Plan Year. The Company may limit the period taken into account to determine Compensation to that portion of the Plan Year in which an Employee was an Eligible Employee, provided that this limit is applied uniformly to all Eligible Employees under the Plan for the Plan Year. As required by Section 401(a)(17) of the Code, the annual Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $170,000, as adjusted between the ADP/ACP of Highly Compensated Employees and the ADP/ACP of non-Highly Compensated Employees by the Secretary of the Treasury for cost of living factors at the same time and in the same manner as under Section 415(d) of the Code. The foregoing notwithstanding, Compensation used to calculate the ADP and ACP shall be that definition of compensation under Section 414(s) of the Code that results in the least difference between the ADP/ACP of Highly Compensated Employees and the ADP/ACP of non-Highly Compensated Employees.

          (f) "Elective Contributions" shall mean Employee Pre-tax Contributions made to the Plan pursuant to Section 5.1.

          (g) "Eligible Employee" shall mean with respect to the ADP test each Employee who is directly or indirectly eligible to make Employee Pre-tax Contributions to the Plan for all or a portion of the Plan Year. An Employee who would be eligible to make Employee Pre-tax Contributions to the Plan but for a suspension due to a distribution from the Plan, a loan, or an election not to participate in the Plan by making Employee Pre-tax Contributions shall be treated as an Eligible Employee for purposes of the ADP test for a Plan Year even though the Employee may not make Employee Pre-tax Contributions by reason of such suspension.

          "Eligible Employee" shall mean, with respect to the ACP test, each Employee who is directly or indirectly eligible to make Employee Savings Contributions to the Plan for a Plan Year. An Employee who would be eligible to make Employee Savings Contributions to the Plan but for a suspension due to a distribution from the Plan, a loan, or an election not to participate in the Plan shall be treated as an Eligible Employee for purposes of the ACP test for a Plan Year even though the Employee may not or does not make Employee Savings Contributions by reason of such suspension or election not to participate.

          (h) "Employee" shall mean an individual as defined in Section 2.1(n) of the Plan, as well as any other individual who performs services for the Employer as a common law employee, or as a leased employee who is treated as an employee of the employer-recipient pursuant to the provisions of
     Section 414(n)(2) or Section 414(o)(2) of the Code, other than individuals who are excluded by reason of Section 414(n)(5).

          (i)   "Employee   Contributions"   shall   mean   Employee   After-tax
     Contributions made by a Participant to the Plan.

          (j) "Employer" shall mean the Company and those employers required to be aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code.

          (k) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate amount of Employee Contributions and Matching Contributions (and any QNECs or Elective Contributions taken into account in computing the ACP) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of contributions permitted under the limitations of Section 401(m)(2)(A) of the Code. The amount of Excess Aggregate Contributions for each Highly Compensated Employee shall be determined by using the leveling method described in paragraph 15.3(e) of this Article 15.

          (l) "Excess Contributions" shall mean, with respect to a Plan Year, the excess of the Elective Contributions, including QNECs and QMACs that are treated as Elective Contributions, on behalf of eligible Highly Compensated Employees for the Plan Year, over the maximum amount of the contributions permitted under the limitations set forth in IRS Regulation ss. 1.401(k)-(1)(b)(2). The amount of Excess Contributions for each Highly Compensated Employee shall be determined by using the leveling method described in paragraph 15.2(d) of this Article 15.

          (m) "Excess Deferrals" shall mean the amount of Employee Pre-tax Contributions during any Plan Year which exceed the limit set forth in
     Section 402(g)(1) of the Code, as such dollar limit is adjusted each year by cost of living factors prescribed by the Secretary of the Treasury.

          (n) "Highly Compensated Employee" shall mean any Employee who was a 5% owner (as defined in Section 416(i)(1) of the Code) at any time during the current Plan Year or the preceding Plan Year, or for the preceding Plan Year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) and, if the Employer elects for such preceding Plan Year, was in the top-paid group of Employees for such preceding Plan Year. An Employee is in the top-paid group of employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of compensation paid during such Plan Year.

          (o)   "Matching    Contributions"    shall   mean   Company   Matching
     Contributions.

          (p) "Nonelective Contributions" shall mean Employer contributions to the Plan (other than Matching Contributions) with respect to which an Employee may not elect to have the contribution paid to the Employee in cash or other benefits instead of being contributed to the Plan.

          (q) "Qualified Matching Contributions" and "QMACs" shall mean Matching Contributions that satisfy the 100% vesting requirements and the required distribution rules of IRS Regulation ss.ss. 1.401(k)-1(c) and (d) respectively.

          r) "Qualified Nonelective Contributions" and "QNECs" shall mean Employer contributions to the Plan, other than Elective Contributions and Matching Contributions, that satisfy the 100% vesting requirements and the required distribution rules of IRS Regulation ss.ss. 1.401(k)-1(c) and (d) respectively.

     15.2 ADP Test.


          (a) General Test. The Plan must satisfy each Plan year the following described ADP test:

               (i) The ADP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ADP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or

               (ii) The excess of the ADP for the group of eligible Highly Compensated Employees for the Plan Year over the ADP for the group of all other Eligible Employees for the preceding Plan Year may not be more than 2 percentage points, and the ADP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ADP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 2. The Plan may apply the rules in this paragraph (a) on the basis of the Plan Year rather than the preceding Plan Year if the Employer so elects, provided that if such election is made it may not be changed except as provided by the Secretary of the Treasury.

          (b) QNECs and QMACs Taken Into Account for ADP Test. All or part of any QNECs and QMACs made with respect to any Eligible Employees under the Plan may be treated as Elective Contributions under the Plan for purposes of the ADP test provided that the requirements of IRS Regulation ss. 1.401(k)-1(b)(5) are satisfied.

          (c) Limitations on Elective Contributions. The Employer may, at any time during the Plan Year, suspend or reduce the amount of Elective Contributions to the Plan with respect to any Participant if the Employer determines that such suspension or reduction is necessary to cause the ADP test to be satisfied.

          (d) Correction of Excess Contributions. In addition to limiting Employee Elective Contributions under paragraph (c) above, the Employer may use any combination of the following steps to avoid or correct Excess Contributions so that the ADP test will be satisfied.

               (i) QNECs/QMACs. The Employer may make QNECs or QMACs to the Plan which, in combination with Elective Contributions, satisfy the ADP test.

               (ii)    Recharacterization.    Excess    Contributions   may   be
          recharacterized   in   accordance   with   paragraph   (f)(3)  of  IRS
          Regulationss.1.401(k)-1.

               (iii) Return of Excess Contributions. Excess Contributions (and income allocable thereto) may be distributed under paragraph (f) below in accordance with paragraph (f)(4) of IRS Regulation ss. 1.401(k)-1.

          (e) Amount of Excess Contributions/ Leveling Method. The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Elective Contributions must be reduced under the below-described leveling method until the ADP test is satisfied. The dollar amount of Elective Contributions by the Highly
     Compensated Employee with the highest dollar amount of Elective Contributions shall be reduced by the dollar amount required to meet the ADP test or to cause such Employee's Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions. This leveling process shall then be repeated until the ADP test is satisfied.

          (f) Corrective Distributions of Excess Contributions. Excess Contributions (plus income allocable to such Excess Contributions) for a Plan Year may be distributed to the Highly Compensated Employees on whose behalf such Excess Contributions were made no later than March 15 of the following Plan Year. Income for the Plan Year allocable to Excess Contributions shall be determined under the method used by the Plan for allocating Plan income to Participant accounts, provided that "gap period" income, if any, for the period between the end of the Plan Year and the date of distribution shall not be distributed.

          (g) Nondiscrimination Testing for ESOP and non-ESOP portions of Plan. To the extent required by the Code and the regulations thereunder, the ESOP component of the Plan consisting of the SureWest Communications Company Stock Fund shall be tested separately from the remaining component of the Plan

     15.3 ACP Test.


          (a) General Test. The Plan must satisfy each Plan Year the following described ACP test:

               (i) The ACP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ACP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or

               (ii) The excess of the ACP for the group of eligible Highly Compensated Employees for the Plan Year over the ACP for the group of all other Eligible Employees for the preceding Plan Year may not be more than 2 percentage points, and the ACP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ACP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 2. The Plan may apply the rules in this paragraph (a) on the basis of the Plan Year rather than the preceding Plan Year if the Employer so elects, provided that if such election is made it may not be changed except as provided by the Secretary of the Treasury.

          (b) Matching Contributions, QNECs and QMACs Taken Into Account for ACP Test. All of part of any QNECs and QMACs made with respect to any Eligible Employees under the Plan may be treated as Elective Contributions under the Plan for purposes of the ACP test provided that the requirements of IRS Regulation ss. 1.401(m)-1(b)(5) are satisfied. A Matching Contribution that is treated as an Elective Contribution for purposes of the ADP test shall not be taken into account for purposes of the ACP test.

          (c) Limitations on Employee Contributions. The Employer may, at any time during the Plan Year, suspend or reduce the amount of Employee Contributions to the Plan with respect to any Participant if the Employer determines that such suspension or reduction is necessary to cause the ACP test to be satisfied. The Employer may also suspend or reduce Company Matching Contributions in respect of any Employee Contributions which are thus suspended or reduced.

          (d) Correction of Excess Aggregate Contributions. In addition to limiting Employee Contributions under paragraph (c) above, the Employer may use any combination of the following steps to avoid or correct Excess Aggregate Contributions so that the ACP test will be satisfied.

               (i) QNECs and Elective Contributions. The Employer may make QNECs or Elective Contributions to the Plan which, in combination with Employee Contributions and Matching Contributions, satisfy the ACP test.

               (ii) Return of Excess Aggregate Contributions. Excess Aggregate Contributions (and income allocable thereto) may be distributed under paragraph (f) below in accordance with paragraph (e)(3) of IRS Regulation ss. 1.401(m)-1.

          (e) Amount of Excess Aggregate Contributions/ Leveling Method. The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Employee Contributions and Matching Contributions must be reduced under the below-described leveling method until the ACP test is satisfied. The dollar amount of Employee Contributions by the Highly Compensated Employee with the highest dollar amount of Employee Contributions shall be reduced by the dollar amount required to meet the ACP test or to cause such Employee's Employee Contributions to equal the Employee Contributions of the Highly Compensated Employee with the next highest dollar amount of Employee Contributions. This leveling process shall then be repeated until the ACP test is satisfied.

          (f) Corrective Distributions of Excess Aggregate Contributions . Excess Aggregate Contributions (plus income allocable to such Excess Aggregate Contributions) for a Plan Year may be distributed to the Highly Compensated Employees on whose behalf such Excess Aggregate Contributions were made no later than March 15 of the following Plan Year. Income for the Plan Year allocable to Excess Aggregate Contributions shall be determined under the method used by the Plan for allocating Plan income to Participant accounts, provided that "gap period" income, if any, for the period between the end of the Plan Year and the date of distribution shall not be distributed.

          (g) Aggregation Rules. For purposes of determining whether the Plan satisfies the ACP test, all employee and matching contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A) (ii)) are to be treated as made under a single plan. If two or more plans are permissibly aggregated for purposes of Section 401(m) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. In calculating the ACP for purposes of Section 401(m) of the Code, the ACR of a highly compensated employee will be determined by treating all plans subject to Section 401(m) under which the highly compensated employee is eligible (other than those that may not be permissibly aggregated) as a single plan.

          (h) Nondiscrimination Testing for ESOP and non-ESOP portions of Plan. To the extent required by the Code and the regulations thereunder, the ESOP component of the Plan, consisting of the SureWest Communications Company Stock Fund shall be tested separately form the remaining components of the Plan.

     15.4 Return of Excess Deferrals. If during any Plan Year more than the maximum permissible dollar amount under Section 5.1 of the Plan (and Section 402(g) of the Code) is allocated to a Participant's Employee Pre-tax Account as an Employee Pre-tax Contribution, the amount of such excess deferral (plus any income allocable to such excess deferral) shall be returned to such Participant no later then April 15 of the Plan Year following the Plan Year in which the excess deferral was made. Income for the Plan Year allocable to the excess deferral shall be determined under the method used by the Plan for allocating income to Participant Accounts.

     15.5 Multiple Use Test (For Plan Years prior to January 1, 2002).

          (a)  Application of Multiple Use  Limitation.  The limitations of this
     Section 15.5 apply if multiple use of the alternate limitation takes place in connection with satisfaction of the ADP and ACP tests set forth respectively in Sections 15.2 and 15.3. For purposes of this Section 15.5, the alternate limitation means the 200% or 2 percentage points limits set forth in Section 15.2(a)(ii) under the ADP test and Section 15.3(a)(ii) under the ACP test.

     Multiple use of the alternate limitation occurs in a Plan Year if the following four conditions are satisfied:

          (1) One or more Highly Compensated Employees of the Employer are Eligible Employees in both a cash or deferred arrangement subject to
     Section 401(k) of the Code (i.e., such Employees are eligible to make Elective Contributions to the Plan) and in a plan maintained by the Employer subject to Section 401(m) of the Code (i.e., such Employees are eligible to receive Matching Contributions in respect of their Elective Contributions under the Plan).

          (2) The ADP of the entire group of eligible Highly Compensated Employees exceeds the amount described in Section 401(k)(3)(A)(ii)(I) of the Code (the 1.25 test).

          (3) The ACP of the entire group of eligible Highly Compensated Employees exceeds the amount described in Section 401(m)(2)(A)(i) of the Code (the 1.25 test).

          (4) The sum of the ADP of the entire group of eligible Highly Compensated Employees and the ACP of the entire group of eligible Highly Compensated Employees exceeds the aggregate limit (defined in subparagraph
     (b) below).

          (b) Aggregated Limit Definition. For purposes of this Section 15.5, "aggregate limit" is the greater of (A) or (B), where

               (A) equals the sum of (i) 1.25 times the greater of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees and (ii) 2 percentage points plus the lesser of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees, and where

               (B) equals the sum of (i) 1.25 times the lesser of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees and (ii) 2 percentage points plus the greater of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees.

          In no event may the amount in (A) exceed twice the lesser of the ADP for eligible non-Highly Compensated Employees or the ACP for eligible non-Highly Compensated Employees. In no event may the amount in (B) exceed twice the greater of the ADP for eligible non-Highly Compensated Employees or the ACP for eligible non-Highly Compensated Employees.

          (c) Correction of Multiple Use. If multiple use of the alternate limitation occurs, it must be corrected by the making of QNECs or by reducing the ADP or ACP of Highly Compensated Employees under the leveling method set forth respectively in Sections 15.2(e) and 15.3(e) above so that there is no multiple use of the alternate limitation. The Employer may elect to reduce the ADP or the ACP either for all Highly Compensated Employees or only for those Highly Compensated Employees who are eligible to participate in both the Section 401(k) arrangement and in the plans subject to Section 401(m) of the Code.



                                   ARTICLE 16.

                          Veterans' Reemployment Rights

     16.1 USERRA Reemployment Rights. If an Employee is entitled to the benefits of the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") with respect to elective deferrals under this Plan, such Employee may make additional elective deferrals under this Plan during the period which begins on the date of the reemployment of such Employee with the Company and has the same length as the lesser of (i) the product of three (3) times the period of qualified military service which resulted in such rights and (ii) five (5) years.

     16.2 Amount of Elective Deferral. The maximum amount of elective deferral under Section 16.1 is the maximum amount of Employee Pre-tax Contributions and Employee After-tax Contributions that the Employee would have been permitted to make under the Plan in accordance with the limitations of Section 16.1 during the period of qualified military service if the Employee had continued to be employed by the Company during such period and had received compensation (as determined under the provisions of Section 16.3 below).

     16.3 Compensation Defined. For purposes of the rule in Section 16.2, an Employee in qualified military service shall be treated as receiving compensation from the Company during such period of qualified military service equal to

          (a) the compensation the Employee would have received during such period if the Employee were not in qualified military service determined based on the rate of pay the Employee would have received from the Company but for absence during the period of qualified military service, or

          (b) if the compensation the Employee would have received during such period is not reasonably certain, the Employee's average compensation from the Company during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

     16.4 Qualified Military Service. For purposes of this Article 16, "qualified military service" shall mean any service in the uniformed services (as defined in USERRA) by any individual if such individual is entitled to reemployment rights under USERRA with respect to such service.

     16.5 Retroactive Adjustments Not Required. Nothing in this Article 16 shall require any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made to the Plan or any allocation of any forfeiture with respect to the period of qualified military service.

     16.6 Service Crediting Rules. An individual reemployed under the rules in USERRA shall not be treated as having incurred a break in service with the Company by reason of such individual's period of qualified military service. Each period of qualified military service served by an individual shall, upon reemployment under USERRA, be deemed to constitute "Service" under Section 2.1(cc) of this Plan for purposes of determining the nonforfeitability of the individual's benefits under this Plan.



                                   ARTICLE 17.

                              Leveraging Provisions


     17.1 Purpose. The Plan is designed to be available as a technique of corporate finance to the Company. Accordingly, it may be used to receive loans (or other extensions of credit) to finance the acquisition of Company common stock ("Acquisition Loans") with such loans to be repaid by contributions to the Trust and dividends received on such Company common stock. The provisions of this Section 17 shall become applicable if the Plan incurs an Acquisition Loan.

     17.2 Acquisition Loans. The Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Company common stock ("Financed Shares") or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company common stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against the Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Accounts under Section 17.4. If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

     17.3 Acquisition Loan Payments. Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such contributions and from any cash dividends received by the Trust on shares of Company common stock (whether allocated or unallocated) acquired with the proceeds of that Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Company is the lender with respect to an Acquisition Loan, contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Company is not the lender with respect to an Acquisition Loan, the Company may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Company Matching Contributions.

     Notwithstanding the other provisions of this Section 17.3, the Committee may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Company or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee (with the approval of the Board of Directors) may direct the Trustee either to sell any Financed Shares that have not yet been allocated to Participants' Accounts or to obtain a new Acquisition Loan in an amount sufficient to make such payments.

     17.4 Allocation of Financed Shares. Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Accounts for each Plan Year shall be determined by the Committee as follows:

          (a) Principal/Interest Method. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Anniversary Date.

          (b) Principal Only Method.The Committee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years;
     (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed 10 years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

     In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 17.4 shall be allocated among the Accounts of Participants in the manner determined by the Committee.

     17.5 Net Income (or Loss) and Dividends. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan. Any cash dividends received on any Financed Shares credited to the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on Company common stock in the Loan Suspense Account shall be credited to the Loan Suspense Account. The Committee shall keep separate records of Financed Shares and of Company contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan.

     17.6 Allocation Limitations - Annual Additions. Any Company Matching Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company's federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 12.1(d)(2) of the Plan; provided, however, that the provisions of this Section 17.6 shall be applicable for any Plan Year only if not more than one-third of the Company Matching Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees as defined in Section 414(q) of the Code; and the Committee may reallocate Company Matching Contributions to the extent it deems it to be appropriate to satisfy this special rule.

     17.7 Distributions. If a Participant's plan benefit includes Financed Shares, such shares shall not be deemed to be a part of his Plan benefit until the anniversary date of the Plan Year in which the Acquisition Loan has been fully repaid, and all Acquisition Loans incurred in connection with a single acquisition of Company common stock shall be treated as one Acquisition Loan.

     17.8 Default. In the event of default upon an exempt loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a "disqualified person" (as defined in Section 4975(e)(2) of the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. For purposes of this clause, the making of a guarantee does not make a person a lender.

     IN WITNESS WHEREOF, the Company has executed this amended and restated Plan on this ___ day of _________________________, 2002, to be effective as of May 1,
2002.

                                       SUREWEST COMMUNICATIONS


                                       By: ____________________________________
                                                Brian H. Strom, President and
                                                Chief Executive Officer

                                       By: ____________________________________
                                                         Secretary

                                                                     EXHIBIT 5.2


                                 April 29, 2002


SureWest Communications
200 Vernon Street
Roseville, CA 95678

         Re:      Registration Statement as Form S-8/SureWest KSOP

Ladies and Gentlemen:

     We have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of SureWest Communications (the "Company") in connection with the proposed issuance of not in excess of 1,000,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the SureWest KSOP (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

     Upon the basis of such examination, we are of the opinion that the 1,000,000 Shares to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

     You are further advised that we consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                               Very truly yours,

                                               /s/ COOPER, WHITE & COOPER LLP

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SureWest KSOP of our report dated February 8, 2002, with respect to the consolidated financial statements of SureWest Communications included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
Sacramento, California
April 26, 2002

                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of SureWest Communications, formerly known as Roseville Communications Company (the "Company"), on Form S-8 of our report dated March 8, 2000 on the consolidated financial statements of Sacramento-Valley Limited Partnership and subsidiary, appearing in the Company's Annual Report on Form 10-K for the year ended December 21, 2001.

                                                    /s/ Deloitte & Touche

San Francisco, California
April 26 , 2002

                                                                    EXHIBIT 23.3

                               CONSENT OF COUNSEL

Contained with the opinion filed as Exhibit 5.2 hereto and incorporated herein by reference.

                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Brian H. Strom and Michael D. Campbell, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the SureWest KSOP, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature                                     Title                  Date

/s/ Thomas E. Doyle                          Director            April 24, 2002
--------------------------------------
Thomas E. Doyle


/s/ Brian H. Strom                           Director            April 24, 2002
--------------------------------------
Brian H. Strom


/s/ John R. Roberts III                      Director            April 24, 2002
--------------------------------------
John R. Roberts III


/s/ Chris L. Branscum                        Director            April 24, 2002
--------------------------------------
Chris L. Branscum


/s/ Neil J. Doerhoff                         Director            April 24, 2002
--------------------------------------
Neil J. Doerhoff


/s/ Kirk C. Doyle                            Director            April 24, 2002
--------------------------------------
Kirk C. Doyle


/s/ Timothy D. Taron                         Director            April 24, 2002
--------------------------------------
Timothy D. Taron
